Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2007 (except for Note 1, Going Concern and Liquidity, as to which the date is October 17, 2007, and Note 14, as to which the date is May 10, 2007), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-146810) and the related Prospectus of Insulet Corporation dated October 29, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 26, 2007